Exhibit 99.1

SUNSTONE HOTEL INVESTORS APPOINTS JOHN ARABIA CHIEF EXECUTIVE OFFICER

Board of Directors Reaffirms Commitment to Corporate Strategy

Company Reaffirms Fourth Quarter and Year-End 2014 Guidance

Aliso Viejo, Calif. (January 19, 2015) — Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced that its Board of Directors (the “Board”) has appointed John Arabia, the Company’s President, to the additional role of Chief Executive Officer, effective immediately.

Mr. Arabia succeeds Ken Cruse as CEO. Mr. Cruse has left the Company and will be pursuing other opportunities and has resigned from his position on the Board.

“John is a skilled and seasoned executive who has been instrumental in Sunstone’s recent portfolio transformation and de-leveraging initiatives, which strengthened our balance sheet and significantly improved our portfolio quality and growth prospects,” said Keith Locker, Non-Executive Chairman of the Board. “We are pleased with the strategic direction of the Company and are confident in the ability of our executive team to execute effectively and seamlessly on our plans to drive value for shareholders.”

“I look forward to continuing to work with the Board of Directors and Sunstone’s deep and highly experienced executive team to create value for our shareholders,” said Mr. Arabia. “Our portfolio is well positioned to take advantage of what appears will be a long cyclical upturn. Our hotel repositionings in both Boston and Maui are moving forward as planned and are expected to add value through meaningful increases in revenues and profits. Furthermore, our low-levered balance sheet enhances our financial stability and flexibility to take advantage of attractive investment opportunities. I am fully committed to Sunstone and our shareholders.”

Mr. Locker continued, “On behalf of the entire Board, I thank Ken for his many contributions over the past nine years at Sunstone, and wish him well in his future endeavors.”

Pursuant to the terms of his existing employment agreement, Mr. Cruse is entitled to contractual payments as a result of his separation from the Company. The Company has not entered into any new compensatory arrangements with Mr. Cruse in connection with his separation.

Mr. Arabia joined Sunstone in April 2011 as Executive Vice President of Corporate Strategy and Chief Financial Officer. In February 2013, he was promoted to President and since February 2014 has served on Sunstone’s Board. Prior to joining Sunstone, Mr. Arabia served as Managing Director of Green Street Advisors’ real estate research team. Mr. Arabia joined Green Street in 1997 and created and managed the firm’s lodging research platform. Prior to joining Green Street, Mr. Arabia was a Consulting Manager at EY Kenneth Leventhal in the firm’s west coast lodging consulting practice. Mr. Arabia, who earned a CPA certificate from the state of Illinois, holds an M.B.A. degree in Real Estate/Accounting from the University of Southern California and a B.S. degree in Hotel Administration from Cornell University. Mr. Arabia serves on the Board of Directors of EdR (NYSE: EDR), a publicly traded REIT and one of America’s largest owners, developers and managers of collegiate housing.

Board Reaffirms Corporate Strategy

The Board today also reaffirmed Sunstone’s corporate strategy that is designed to maximize shareholder value through focused asset management, disciplined capital investment, low-levered financial strength that facilitates opportunistic growth through any phase of the operating cycle, and shareholder-friendly corporate governance.

Earnings Update

The Company also reaffirmed its prior fourth quarter and full year 2014 financial guidance, which was provided on November 3, 2014. Specifically, the Company expects fourth quarter and full year RevPAR to increase 6.0% and 6.8%, respectively, and fourth quarter and full year Adjusted EBITDA at or above the high-end of the previously provided range. Additionally, the Company expects fourth quarter and full year Net Income (excluding one-time items) and Adjusted FFO Available to Common Stockholders per Diluted Share to be at or above the midpoint and high-end of the previously provided range, respectively.    The Company intends to release financial results for the fourth quarter and full year 2014 after the market close on February 17, 2015.

Conference Call Details

The Company will host a conference call to discuss Mr. Arabia’s appointment on Tuesday, January 20, 2015, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time).  A live web cast of the call will be available via the Investor Relations section of the Company’s website. Alternatively, investors may dial 1-888-468-2440 (for domestic callers) or 1-719-325-2484 (for international callers). The conference ID for all callers is 9170836. A replay of the web cast will also be archived on the Company’s website.

About Sunstone Hotel Investors:

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 30 hotels comprised of 14,303 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Fairmont, Hyatt and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of January 19, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For Additional Information:

Bryan Giglia

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3036